Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

RCS Capital Corporation

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-201763 and 333-197148), Form S-3/A (No. 333-199016) and Form S-8 (No. 333-201430, 333-194018 and 333-198064) of RCS Capital Corporation of our report on First Allied Holdings, Inc. dated February 27, 2014 which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Richmond, Virginia

March 9, 2015